Asset Purchase Agreement

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into by and among AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("AmeriNet" and the "Exchange Act," respectively); Lorilei Communications, Inc., a Florida corporation and wholly owned subsidiary of AmeriNet ("Lorilei"); and, AmeriNet Communications, Inc., a Florida corporation and wholly owned subsidiary of AmeriNet ("AmeriCom"), AmeriNet, Lorilei and AmeriCom being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party").

                                    Preamble:

     WHEREAS, in light of the resignation of Gerald R. Cunningham and his spouse, Leigh A. Cunningham ("Mr. and Mrs. Cunningham") as officers and directors of Lorilei, in violation of their obligations under their employment agreements with Lorilei and the reorganization agreement between them and AmeriNet, AmeriNet believes that it would be imprudent to continue to loan operating and other funds required by Lorilei; and

     WHEREAS, without continuing capital infusions Lorilei will not be able to continue its operations, will be unable to make payments required to maintain ownership of its current assets and may be subjected to material litigation due to its inability to meet contractual obligations; and

     WHEREAS, AmeriNet has caused the organization of AmeriCom to engage in business activities similar to those heretofore engaged in by Lorilei and is willing to provide AmeriCom with limited operating loans in order to permit it to acquire Lorilei's assets and certain of its existing operations, in consideration for assumption of specified liabilities of Lorilei associated with such assets and operations; and

     WHEREAS, the boards of directors of AmeriNet, Lorilei and AmeriCom have all recommended that Lorilei sell all of its assets and specified operations to AmeriCom in order to limit its exposure to litigation that would otherwise be expected to occur and AmeriNet, as the sole stockholder of Lorilei and AmeriCom, has approved such transaction:

     NOW,   THEREFORE,   in  consideration   of  the  covenants,   promises  and
representations set forth herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

                                   ARTICLE ONE
                       DEFINITIONS & RULES OF CONSTRUCTION

1.1      Definitions

         As used in this Agreement, the following words, terms and phrases shall have the meanings ascribed to them below:

        (A)    "Agreement" shall mean this asset purchase agreement.

        (B) "Assets" shall mean all of the right, title and interest that Lorilei possesses and has the right to transfer in and to all of the following described properties, assets and rights used or useful in connection with the Business as the same shall exist on the Closing
          Date:

                (1) all of the right,  title and  interest  of Lorilei in and to all real estate, furniture, fixtures and equipment, whether record, beneficial or inchoate;

                (2) the Inventory;

                (3) all  intangible  assets and accounts  receivable  used in or relating to the Business, wheresoever situated and whether or not specifically referred to herein or in any instrument of conveyance delivered pursuant to this Agreement, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or referred to in any of the books or financial statements of Lorilei;

                (4) all of Lorilei's  rights and  interests in, to and under the
                    Dependent  Service   Agreements,   Material   Contracts  and
                    Purchase Orders;

                (5) the Books and Records;

                (6) all of  Lorilei's  telephone  numbers,  web pages and e-mail addresses;

                (7) all prototypes, design models and samples which specifically relate to the products or services of the Business; and

                (8)      all goodwill associated with the Business.

        (C) "Assumed Liabilities" shall mean the specific obligations of Lorilei, as and to the extent disclosed in exhibit 1.1(C) annexed hereto and made a part hereof.

        (D) "Books and Records" shall mean all books, records, bank statements, budgets, financial statements, correspondence, computer programs, software developments, trade secrets, customer lists, supplier lists, site plans, surveys, plans and specifications, marketing materials, floor plans, tax assessment records, billing and collection records, engineering plans and specifications, as-built drawings, development plans and all other intangible personal property rights of Lorilei.

        (E) "Business" shall mean all of Lorilei's business, investment and operations, other than those specifically excluded in exhibit 1.1(E) annexed hereto and made a part hereof.

        (F)    "Close"  or  "Closing"   shall  mean  the   consummation  of  the
          transactions contemplated by this Agreement.

        (G) "Closing Date" shall mean the date established for such purpose in the manner set forth in Section 2(D).

        (H)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (I) "Contracts" shall mean all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, subleases, mortgages, franchises, licenses, commitments or binding arrangements, express or implied, oral or written, whether or not enforceable.

        (J) "Damages" as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint or several), penalties and damages, including counsel fees and expenses incurred in investigating or in attempting to avoid the same or oppose the imposition thereof (all of which shall be net of the proceeds of insurance, if any).

        (K) "Disputed Item(s)" shall mean any disputes that are not resolved by reference to specific provisions of this Agreement, without recourse to this Agreement's dispute resolution procedures.

        (L) "Dependent Service Agreements" shall mean the Contracts, alliances or joint ventures entered into by Lorilei with third parties for the generation of business for Lorilei or the provision of services, supplies, equipment, media placement, personnel or access to facilities, equipment or time, for the benefit or use of Lorilei's clients or customers.

        (M)    "Employee Benefit Plan" shall mean any:

                (1) Non-qualified  deferred  compensation  or retirement plan or arrangement which is an Employee Pension Benefit Plan;

                (2) Qualified   defined   contribution    retirement   plan   or
                    arrangement which is an Employee Pension Benefit Plan;

                (3) Qualified  defined  benefit  retirement  plan or arrangement which is an Employee Pension Benefit Plan including any Multi-employer Plan as defined in ERISA Section 3(37)); or

                (4)      Employee Welfare Benefit Plan.

        (N) "Employee Pension Benefit Plan" shall have the meaning set forth in ERISA Section 3(2).

        (O     "Employee  Welfare Benefit Plan" shall have the meaning set forth in ERISA Section 3(1).

        (P) (1)"Encumbrance" shall mean any title defect, mortgage, assignment, pledge, hypothecation, security interest, title or retention agreement, levy, execution, seizure, attachment, garnishment, deemed trust, lien, easement, option, right or claim of others, or charge or encumbrance of any kind whatsoever.

                 (2)"Permitted    Encumbrance"   shall   mean   those   specific
                    Encumbrances detailed in exhibit 1.1(P)(2) annexed hereto and made a part hereof, but only to the extent, including duration, amounts and nature specified therein.

        (Q) "Excluded Liabilities" shall mean all of Lorilei's liabilities other than the Assumed Liabilities.

        (R) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        (S) "Indemnities" shall mean AmeriNet, AmeriCom and their members, officers, directors, managers, employees and agents.

        (T) "Inventory"shall mean such of Lorilei's products, including raw materials, work in progress, finalized products, subassemblies and spare parts used to produce, generate, develop or manufacture products of the Business, services provided through the Business or assemble network systems.

        (U)    "Knowledge"   shall  mean  actual   knowledge  after   reasonable
          investigation.

        (V) "Material" shall mean when used with reference to Damages, losses and expenses, those Damages, losses and expenses which would, either alone or together with all other matters qualified by such term, have led a prudent person to re-evaluate the desirability of engaging in the course of conduct, investment or decision involved.

        (W) "Material Contracts" shall mean those Contracts entered into by Lorilei and listed on exhibit 1.1(W) annexed hereto and made a part hereof.

        (X) "Permits and Licenses" shall mean all government permits, licenses, authorizations, certificates of occupancy and approvals which are possessed by Lorilei and used in the operation of the Business.

        (Y) "Purchase Orders" shall mean all firm orders from customers for the purchase of goods or services from Lorilei which relate to the Business, some of which are listed on 1.1(Y) annexed hereto and made a part hereof.

        (Z) "Real Property" shall mean all real property owned by Lorilei, including, without limitation, the improved real property more particularly described in exhibit 1.1(Z) annexed hereto and made a part hereof.

        (AA)   "Purchase  Price"  shall  have the  meaning  set forth in Section
          2.1(C).

        (AB)   "Purchase Price  Adjustment"  shall have the meaning set forth in
          Section 3.4 below.

        (AC) "Tax" shall mean any federal, state, local or foreign income, gross receipt, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including any tax under Code Section 59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        (AD) "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.2      Rules of Construction

        (A) When a reference is made in this Agreement to schedules or exhibits, such reference will be to a schedule or exhibit to this Agreement unless otherwise indicated.

        (B) The words "include," "includes" and "including" when used herein will be deemed in each case to be followed by the words "without limitation."

        (C) The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

        (D) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

        (E) All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

        (F) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Parties drafting such agreement or document.

                                  Article Two
                              Operative Provisions

2.1      Purchase & Sale

        (A)    Purchase and Sale of Assets:

                    Subject to the terms and conditions of this  Agreement,  and in reliance on the representations, warranties and agreements contained herein, on the Closing Date, Lorilei shall sell, convey, assign, transfer and deliver or cause to be sold, conveyed, assigned, transferred and delivered to AmeriCom, and AmeriCom shall purchase and acquire from Lorilei, the Assets existing as of the Closing Date free and clear of any Encumbrance other than the Permitted Encumbrances, in consideration for AmeriCom's assumption of the Assumed Liabilities.

        (B)         Assumption of Assumed Liabilities:

                (1) On  and  subject  to  the  terms  and   conditions  of  this
                    Agreement, AmeriCom agrees to assume and become responsible for all of the Assumed Liabilities at the Closing.

                (2) AmeriCom  will not  assume or have any  responsibility  with respect to any Excluded Liabilities, and Lorilei shall retain all liability with respect to the Excluded
                    Liabilities, some of which are included in the schedule annexed hereto and made a part hereof as exhibit 2.1(B)(2).

        (C)         Purchase Price:

                    The sole  Purchase  Price to be paid by AmeriCom  under this
               Agreement to Lorilei is AmeriCom's agreement to assume the Assumed Liabilities (the "Purchase Price").

        (D)         Closing:

                    The  Closing  on this  Agreement  shall  take  place  at the offices of AmeriNet on the first business day following execution of this Agreement selected for such purposes by AmeriNet, at such time as shall be established therefor by AmeriNet.

        (E)         Allocation:

                    The Parties  agree to allocate  the  Purchase  Price and the
               Assumed Liabilities among the Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation set forth on Schedule 2.1(E) annexed hereto and made a part hereof, and shall make all necessary filings (including those required under Code Section 1060) in accordance with that allocation.

        (F)         Non-Assignable Assets.:

                (1) Notwithstanding  anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement or an attempted agreement to transfer, sublease or assign any contract, license, lease, commitment, sales or Work Order or any other agreement or any claim, right or benefit arising thereunder or resulting therefrom if any such attempted transfer, sublease or assignment without the consent of any other party thereto would constitute a breach thereof or would in any way adversely affect the rights of AmeriCom thereunder.

                (2) Lorilei shall,  between the date hereof and the Closing Date
                    (and, if requested by AmeriCom, after the Closing Date), use its commercially reasonable best efforts to obtain the consent of any party or parties to any such contracts, licenses, leases, commitments, sales orders, purchase orders or other agreements to the transfer, sublease or assignment thereof by Lorilei to AmeriCom or AmeriCom's designees hereunder in all cases in which such consent is required.

                (3) If any such  consent  is not  obtained,  or if an  attempted assignment would be ineffective or would affect the rights of Lorilei thereunder such that AmeriCom would not in fact receive all such rights, Lorilei shall perform such agreement for the account of AmeriCom or otherwise cooperate with AmeriCom in any arrangement necessary or desirable to provide for AmeriCom or its designees the benefits of any such agreement, including without limitation, holding assets as trustee for AmeriCom, enforcement for the benefit of AmeriCom of any and all rights of Lorilei against the other party thereto arising out of the breach, termination or cancellation of such agreement by such other party or otherwise.

                (4) Notwithstanding  any of the  provisions of this Section 2(F)
                    nothing herein shall be deemed to:

                    (a) Waive or excuse any obligation on the part of Lorilei, or any condition for the benefit of AmeriCom, to obtain any necessary consents of any person or entity to the assignment to AmeriCom of any of the Assets or any contract, license, lease, commitment, order or other agreement required to be assigned hereunder; or

                    (b) Relieve Lorilei ofits obligation to transfer record ownership of any of the Assets that it holds as trustee for AmeriCom as a result of the unavailability to obtain required consents, immediately following the termination of such impediment.

2.2      Special Indemnity Provisions

        (A)         Indemnity Obligations of Lorilei:

     Lorilei hereby agrees to indemnify and hold the Indemnities harmless at all times from and after the Closing Date against and in respect of any Damages resulting to any of the Indemnities from:

                (1) any  misrepresentation or breach of warranty made by Lorilei in or under this Agreement or any agreement executed in connection therewith;

                (2) breach or  default in the  performance  by Lorilei of any of the covenants to be performed by Lorilei under this Agreement or any agreement executed in connection therewith;

                (3) any debts,  liabilities or  obligations of Lorilei,  whether accrued, absolute, contingent, or otherwise, due to become due, except for the Assumed Liabilities;

                (4) any claim affecting the Assets or any liability,  other than the Assumed Liabilities, or expense which is allowable against or incurred by AmeriCom because of Lorilei's non-compliance with any and all applicable Bulk Sales Laws; and

                (5) the continued operations of Lorilei after the Closing Date.

        (B)         Indemnity Obligations of AmeriCom:

                (1) AmeriCom  agrees to  defend,  indemnify,  and hold  harmless
                    Lorilei and its officers, directors, employees and agents, and their representatives, heirs, successors and assigns (collectively, the "Lorilei Indemnities") from, against and in respect of any and all loss, liability and expense, including, without limitation, reasonable attorneys' fees and expenses and settlement costs (all of which shall be net of the proceeds of insurance, if any) ("Lorilei's Damages") resulting from:

                  (a)    any   misrepresentation   or  breach  of   warranty  or
                    nonfulfillment of any obligation by AmeriCom under this Agreement or from an misrepresentation in or omission from any other instrument furnished or to be furnished to Lorilei pursuant to this Agreement;

                  (b)   AmeriCom's failure to discharge the Assumed Liabilities.

        (C)         Indemnification Procedure:

                (1) The Parties  agree that  promptly  upon receipt of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise with respect to any matter as to which one or more Parties have agreed to indemnify one or more other Parties under the provisions of this Agreement, the Parties receiving the notice will give prompt notice thereof in writing to the other Parties, together with the statement of such information respecting such demand, assertion, claim, action or proceeding as the receiving Party shall then have; provided, however, that the Parties obligated to indemnify shall not be relieved of liability hereunder for failure by the receiving Parties to give prompt written notice, unless the Parties responsible for indemnification are prejudiced by such failure, in which case they shall not be liable for any indemnity under this Agreement to the extent so prejudiced.

                (2) If the Parties responsible for  indemnification  acknowledge full liability under this Agreement, they shall have the right to contest and defend by all appropriate legal or other proceedings any demand, assertion, claim, action or proceeding with respect to which they have been called upon to indemnify the Parties entitled to indemnification under the provisions of this Agreement; provided, that:

                    (a) notice of intention to contest shall be delivered to the Parties entitled to indemnification within twenty (20) calendar days from the receipt by the Parties responsible for indemnification of notice of the assertion of such demand, assertion, claim, action or proceeding;

                    (b) the Parties responsible for indemnification will pay all costs and expenses of such contest, including all attorneys' and accountants' fees, and the cost of any bond required by law to be posted in connection with such contest;

                    (c) such contest shall be conducted by reputable attorneys employed by the Parties responsible for indemnification
                    (with the reasonable approval of the Parties being indemnified) at the Parties responsible for indemnification's sole cost and expense, but the Parties entitled to indemnification shall have the right to participate in such proceedings and to be represented by attorneys of their own choice, at their own cost and expense;

                    (d) if after such opportunity, the Parties responsible for indemnification do not elect to assume the defense in any such proceedings, they shall be bound by the results obtained by the Parties entitled to indemnification, including without limitation any out-of-court settlement or compromise.

                (3) The Parties responsible for indemnification  will not settle any claim without the prior written consent of the Parties entitled to indemnification, unless the settlement contains a complete and unconditional release of the Parties entitled to indemnification, and the settlement does not involve the imposition of any non-monetary relief on the Parties entitled to indemnification.

                                  ARTICLE THREE
                         REPRESENTATIONS AND WARRANTIES

3.1      Lorilei

          Lorilei hereby represents and warrants to AmeriCom as a material inducement to its entry into this Agreement, based on information provided by Mr. & Mrs. Cunningham to Lorilei's current management, that:

        (A)    Organization:

               Lorilei is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is qualified to do business as a foreign corporation in the states listed and has the subsidiaries specifically listed in exhibit 3.1(A).

        (B)    Authority:

                (1) Generally:

                    (a) Lorilei has the full right, power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform Lorilei's obligations hereunder, and to carry out the transactions contemplated in this Agreement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally. Without limiting the generality of the foregoing, Lorilei's Board of Directors and Lorilei's shareholders have taken all corporate action necessary to authorize, and have duly authorized the execution, delivery, and performance of this Agreement by Lorilei.

                  (b)    The Agreement constitutes the valid and legally binding
                    obligation of Lorilei, enforceable in accordance with its terms and conditions.

                (2) Non-contravention:

                    Except as otherwise disclosed on Schedule 3.1(B)(2), annexed hereto and made a part hereof, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to above), will:

                  (a)    violate any constitution,  statute,  regulation,  rule,
                    injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Lorilei is subject or any provision of Lorilei's Articles of Incorporation or By-laws, or

                  (b)    conflict  with,  result  in a breach  or  constitute  a
                    default under, result in the acceleration of, result in the creation of any Encumbrance upon the Assets, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, authorization, consent, approval, exemption or other action under any of the Contracts or to which any of the Assets are subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice, would not have a Material adverse effect on the financial condition of AmeriCom taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the transfer of the Assets to AmeriCom is not subject to any Bulk Sales Laws.

                (3) Compliance with Laws:

                    The Business has been conducted in compliance with all applicable laws and regulations of foreign, federal, state and local governmental authorities. Lorilei holds, and is in compliance in all material respects with, all licenses, permits, and authorizations necessary for the conduct of Lorilei's business pursuant to applicable statutes, laws, ordinances, rules, regulations, codes, or any law of any governmental body, agency, commission, or unit to which Lorilei and/or the Business or Assets may be subject, the failure of which would have a Material adverse effect on the Business and such licenses, permits and authorizations which are transferable to AmeriCom, and are so transferred, will be in full force and effect following the Closing. Lorilei has not received any notice of any alleged violation of any such statute, order, rule, regulation or requirement in connection with the operation of the Business or the Assets.

        (C)    Litigation:

                (1) There are no actions,  suits or proceedings  pending, or, to
                    Lorilei's Knowledge, threatened or anticipated before any court or governmental or administrative body or agency affecting the Business or the Assets, except as set forth on 3.1(C)(1), annexed hereto and made a part hereof.

                (2) Lorilei is not presently subject to any injunction, order or other decree of any court of competent jurisdiction which affects the Business or the Assets.

        (D)    Governmental Approvals:

               Except for:

                (1) necessary corporate action, and

                (2) consents required with respect to the assignment to AmeriCom of the Material Contracts and Dependent Service Agreements and certain Assumed Liabilities disclosed on Schedule 3.1(D), no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by any governmental agency, commission, board or public authority, or any other person is required to authorize, or is required in connection with, the execution, delivery or performance by Lorilei of this Agreement, or any other agreement or instrument to be executed or delivered by Lorilei herewith.

        (E)    Books and Records:

               Lorilei's Books and Records (including customer order files, employment records and production and manufacturing records) for the Business are complete, true and correct in all material respects.

        (F)    Accuracy of Representations and Warranties:

                (1) All of Lorilei's  warranties and  representations  as herein above stated shall be true on the Closing Date and the same shall survive the Closing and be deemed incorporated, whether explicitly stated therein or not, into all documents or other instruments delivered by Lorilei to AmeriCom at the Closing.

                (2) No representation,  warranty,  or statement of Lorilei omits or will omit to state any Material fact necessary to make such representation, warranty, or statement in this Agreement accurate and not misleading in any material respect.

                (3) The  copies  of  all  instruments,   agreements,   or  other
                    documents and written information relating to the Business or the Assets delivered to AmeriCom by Lorilei or Lorilei's representatives pursuant to or in connection with this Agreement are or shall be complete and correct in all material respects as of the date of this Agreement and as of the Closing Date, subject to changes made in the ordinary course of business.

        (G)    Tax Reports, Returns and Payments:

               Except as set forth on Schedule 3.1(G), there are no security interests on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Lorilei has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee employed by the Business, independent contractor, creditor, or other third party with respect to the Business.

        (H)    Material Contracts and Other Commitments:

                (1) Dependent  Service   Agreements,   Material   Contracts  and
                    Purchase Orders

                    (a) Composite exhibit 3.1(H)(1)(a) sets forth a complete and correct list of all of the Dependent Service Agreements, Material Contracts and Purchase Orders (true and correct copies of each have been delivered to AmeriCom).

                    (b) Except as set forth in exhibit 3.1(H)(1)(b), Lorilei has not received notice from any person who is a party to any Dependent Service Agreement, Material Contract or Work Order, and Lorilei has no reason to believe, that Lorilei is in default of any of the terms, conditions or provisions of any Dependent Service Agreement, Material Contract or Work Order and Lorilei has not received notice from any party thereto with respect to the same.

                    (c) Each such Dependent Service Agreement, Material Contract or Work Order is valid, binding and enforceable in accordance with its terms, and no condition exists that (with the passage of time, the giving notice, or both) would lead to a default with respect to, or permit any party thereto to terminate, accelerate or amend any such agreement, and Lorilei has performed in all Material respects all of its obligations under each Dependent Service Agreement, Material Contract or Work Order in accordance with its terms.

                    (d) Except as disclosed on Schedule 3.1(H)(1)(d), the Material Contracts, Purchase Orders and Dependent Service Agreements are all of Lorilei's Contracts relating to the Business which to the best of Lorilei's knowledge, are necessary for the operation of the Business as presently conducted by Lorilei.

                (2) Assignability of Material Contracts:

                    Except as set forth in exhibit 3.1(H)(2) annexed hereto and made a part hereof, the consent or approval of the other contracting party to any Dependent Service Agreement,
                    Material Contract or Work Order is not required for the transfer of the Assets to AmeriCom and the consummation of the transactions contemplated herein.

                (3) Product Warranties:

                    Except as set forth in Schedule 3.1(H)(3):

                    (a) There has not occurred any event that may give rise to liability on the part of Lorilei in respect of any claim that any of the products produced or sold on the part of Lorilei in connection with the Business:

                 1. is  not  or  was  not at the  time  of  such  occurrence  in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations or

                 2. is not or was not at the  time of  such  occurrence  fit for use, and does not or did not conform in all material respects to any promises or affirmations of fact made on the container or labels for such product or in connection with its sale.

                    (b) There has not occurred any event that may give rise to liability on the part of AmeriCom based on any claim that there is or was at the time of such occurrence any design defect with respect to any of such products or that any of such products fails or failed to contain adequate warning, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use, or that any such product fails to meet contract specifications.

        (I)    Title to Assets:

                (1) Assets.

                    Lorilei has good and marketable title to all of the Assets, free and clear of all Encumbrances, except for the Assumed Liabilities and the Permitted Encumbrances.

                (2) Governmental Code Violations.

                    Lorilei has not received any notices from any city, village or other governmental authority and Lorilei has no Knowledge of the basis of, any zoning, building, fire or health code violations in respect to the Real Property that have not been heretofore corrected.

        (J)    Employment Matters:

                (1) Payroll.

                    Schedule 3.1(J)(1) attached hereto correctly sets forth the total gross payroll for the persons listed thereon for the period ended immediately before Closing, together with the amount of bonuses, pension and profit sharing contributions and other compensation of any nature to be paid to any such persons pursuant to agreement, custom or present understanding.

                (2) Employee Benefits.

                    (a)  Schedule   3.1(J)(2)(a)   attached  hereto  lists  each
                    Employee Benefit Plan that Lorilei maintains or to which Lorilei contributes for persons employed in the Business.

                     (b) Lorilei does not maintain, contribute to or participate in, and has never maintained, contributed to or participated in any Multi-employer Plan as defined in ERISA Section 3.1(37).

                (3) Employees Not Covered By Collective Bargaining Agreements.

                     (a) None of the  employees  who work in Lorilei's  Business are subject to any collective bargaining or union agreement.

                     (b) There is no existing representation question respecting any employees of Lorilei who work in the Business, nor to Lorilei's Knowledge are there any organizational efforts with respect to any employees of Lorilei who work in the Business.

        (K)    Environmental:

                (1) There has not been, as of the date hereof, any "release" (as defined in 42 U.S.C.ss.9601(22)) or threat of a "release" of any hazardous substances" (as defined in 42 U.S.C.ss.9602(14) or on or about any of the Real Property.

                (2) Lorilei  has  not  by  contract,   agreement,  or  otherwise
                    arranged for the disposal or treatment, or arranged with a transporter for transport for disposal or treatment, of hazardous substances at any "facility" (as defined in 42 U.S.C. ss. 9601(9)) owned or operated by another person or entity.

                (3) The Real Property  being  conveyed by Lorilei and the use of such real property are in compliance with and Lorilei is in compliance with all applicable laws, statutes, ordinances, rules and regulations of any governmental or quasi-governmental authority (federal, state or local) relating to environmental protection, underground storage tanks, toxic waste, hazardous waste, oil or hazardous substance handling, treatment, storage, disposal or transportation, or arranging therefor, respecting any products or materials previously or now located, delivered to or in transit to or from the Real Property, including without limitation the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, and the Superfund Amendments and Re-authorization Act of 1986.

                (4) All  of  Lorilei's  past  disposal   practices  relating  to
                    hazardous substances and hazardous wastes have been accomplished in accordance with all applicable laws, rules, regulations and ordinances.

                (5) Lorilei has not been  notified of nor is there any basis for any potential liability of Lorilei with respect to the clean-up of any waste disposal site or facility, and has not obtained any information to the effect that any site at which it has disposed of hazardous substances or oil has been or is under investigation by any local, state or federal governmental body, authority or agency.

        (L)    Advertising:

               Neither any advertising by Lorilei nor any promotional material used by Lorilei at any time has contained any material untrue or misleading statements or claims with respect to the products or services of the Business.

        (M)    Broker's Fees:

               Lorilei has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which AmeriCom could become liable or obligated.

        (N)    Real Property:

                (1) Except for the Permitted Encumbrances,  Lorilei has good and marketable title and owns outright, free and clear of all Encumbrances, each improvement, fixture or item of equipment located in or on the Real Property; to the Knowledge of Lorilei, the presence of each improvement, fixture, or piece of equipment on the Real Property does not violate any law, including without limitation any zoning, building, safety, health or other law, and the Real Property is zoned for the purposes for which such premises are currently being used

                (2) The Real  Property  has not been  condemned or otherwise taken by public authority and to Lorilei's Knowledge no condemnation or taking is threatened or contemplated.

        (O)   Patents, Trademarks, Trade Names, Trade Secrets, Etc.:

                (1) Except   for  the   patents,   trademarks   (registered   or
                    unregistered), service marks (registered or unregistered), trade names, assumed names and copyrights identified on
                    Schedule 3.1(O), Lorilei does not own or use in connection with the Business:

                    (a) any patents, trademarks (registered or unregistered), trade names, assumed names and copyrights, nor has it on file any applications therefor,

                    (b) any licenses, permissions and other agreements relating to intellectual property used in the Business; or

                    (c) any agreements relating to technology, know-how or processes used in or necessary for the conduct of the Business.

                (2) Lorilei  has the sole and  exclusive  right,  free  from any liens, mortgages, security interests, charges or encumbrances, to use the trade names, assumed names, technology, copyrights (other than copyrights licensed under the Dependent Service Agreements and any other non-exclusive software licenses held by Lorilei), know-how and processes and all trade secrets required for or incident to the conduct of the Business where currently conducted, and the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights.

                (3) No claims have been  asserted by any person with  respect to the ownership, validity, enforceability or use of any or of any confusingly similar or delusive trade names, assumed names, copyrights, applications therefor, technology, know-how, processes or trade secret or challenging or questioning the validity or effectiveness of any such license, permission or agreement and, to the Knowledge of Lorilei, there is no valid basis for any such claim, and the use or other exploitation of such trade names, assumed names, copyrights, applications therefor, technology, know-how, processes and trade secrets by Lorilei, to the Knowledge of Lorilei, does not infringe on or dilute the rights of any person; and, to the Knowledge of Lorilei, no other person is infringing the rights of Lorilei with respect to such trade names, assumed names, copyrights, applications therefor, technology, know-how, processes or trade secrets.

3.2      AmeriCom

         AmeriCom hereby represents and warrants to Lorilei as a material inducement to Lorilei's entry into this Agreement, that:

        (A)    Organization:

               AmeriCom is a Florida corporation, validly existing and in good standing under the laws of the State of Florida.

        (B)    Authority:

                (1) Authority Generally.

                    (a) AmeriCom has the full right, power and authority to execute and deliver this Agreement and to perform AmeriCom's obligations hereunder.

                    (b) Without limiting the generality of the foregoing, AmeriCom's board of directors has duly authorized the execution, delivery, and performance of this Agreement by AmeriCom.

                    (c) The Agreement constitutes the valid and legally binding obligation of AmeriCom, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

                (2) Non-contravention.

                    Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 3 above), will:

                    (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which AmeriCom is subject or any provision of AmeriCom's Articles of Incorporation or Bylaws, or

                    (b) conflict with, result in a breach or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which AmeriCom is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice, would not have a Material adverse effect on the financial condition of AmeriCom taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

        (C)    Litigation & Adverse Conditions:

               There are no actions, suits or proceedings pending, or to AmeriCom's Knowledge, threatened or anticipated before any court or governmental or administrative body or agency affecting AmeriCom, AmeriCom's property, or AmeriCom's ability to consummate the transaction contemplated by this Agreement.

        (D)    Broker's Fees:

               AmeriCom has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Lorilei could become liable or obligated.

        (E)   Accuracy of Representations or Warranties:

                (1) All of AmeriCom's  warranties and  representations as herein above stated shall be true on the Closing Date and the same shall survive the Closing and be deemed incorporated, whether explicitly stated therein or not, into all documents or other instruments delivered by AmeriCom to Lorilei at the Closing.

                (2) No representation,  warranty, or statement of AmeriCom omits or will omit to state any material fact necessary to make such representation, warranty, or statement in this Agreement accurate and not misleading in any material respect.


                                  ARTICLE FOUR
                                    COVENANTS

         The  Parties  agree as follows  with  respect  to the period  after the
Closing:

        (A)   Mail and Remittances:

                (1) After  the  Closing,  all  mail  addressed  to  Lorilei  and
                    AmeriCom relating to their respective businesses shall be delivered promptly by each Party to the other Party;
                    provided, however, that AmeriCom is hereby authorized to open all mail addressed to Lorilei and Lorilei personnel, determine whether or not it pertains to the subject matter of this Agreement, and if so, retain such mail and respond as the successor in interest to Lorilei's Business.

                (2) Payments  received by AmeriCom  on  accounts  receivable  of
                    Lorilei shall be retained by AmeriCom, which is hereby authorized on behalf of Lorilei to endorse any negotiable instruments and deposit them, together with any cash received, in AmeriCom's financial accounts.

        (B)   Closing Date Employment Costs:

                (1) AmeriCom shall be  responsible  for all expenses and amounts payable with respect to employees employed or leased by AmeriCom with respect to the Business accrued or earned on and after the Closing Date.

                (2) Notwithstanding  anything in this Agreement to the contrary,
                    AmeriCom shall have no liability for any employment costs, bonuses expenses, benefits, reimbursements or liabilities whatsoever pertaining attributable to Mr. or Mrs. Cunningham, nor shall Mr. or Mrs. Cunningham be entitled to credit for any of the performance of the Business following the Closing.

        (C)    Joint Press Release:

               AmeriNet, Lorilei and AmeriCom shall agree upon the form and substance of :

                (1) a joint press release or other public  announcement  of this
                    Agreement and the transactions contemplated hereby;

                (2) other matters including, but not limited to, form letters to customers, related to this Agreement or any of the transactions contemplated hereby which shall be released on or after the Closing; provided, however, that nothing in this Agreement shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to fulfill such Party's disclosure obligations imposed by law or contract.

                                  ARTICLE FIVE
                                  MISCELLANEOUS
        (A)   Expenses:

               Except  as  otherwise  provided  in this  Agreement,  each of the
          Parties agrees to pay, without right of reimbursement from any other, the costs incurred by such Party incident to the preparation and execution of this Agreement and performance of their respective obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated, including, without limitation, the fees and disbursements of legal counsel, accountants and consultants employed by the respective Parties in connection with the transactions contemplated by this Agreement; provided, however, that AmeriCom pay sales and other transfer taxes, if any.

        (B)   Assignability:

                (1) No Party may assign or transfer  its rights and  obligations under this Agreement without the prior written approval of the other Parties; provided, however, that AmeriCom may assign AmeriCom's rights under this Agreement to an affiliate of AmeriCom or as security to any of AmeriCom's lenders.

                (2) This  Agreement  shall  inure only to the  benefit of and be binding upon the Parties and their respective successors and representatives and permitted assigns.

                (3) This  Agreement  shall  be  binding  upon  and  inure to the benefit of the Parties and their respective heirs, personal representatives and voluntary and involuntary successors and assigns.

        (C)    Applicable Law & Venue:

               This Agreement shall be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of Florida and venue for any proceeding arising hereunder, whether in law, equity, administration or alternate dispute resolution, shall, to the extent legally permissible, lie exclusively in Palm Beach County, Florida.

        (D)    Counterparts & Facsimile Execution:

               This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same instrument and signatures transmitted by facsimile transmission shall be fully binding.

        (E)    Parties in Interest:

               This Agreement will be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of the Parties and shall not be assigned by any Party without express written prior consent of AmeriNet.

        (F)    Remedies:

                (1) No delay or omission on the part of any Party in  exercising any right or remedy shall operate as a waiver of said right or remedy or any other right or remedy.

                (2) A waiver on any one occasion shall not be construed as a bar to or a waiver of any right on any future occasion.

                (3) Every right and remedy of a Party shall be cumulative and in addition to every other right and remedy expressed in this Agreement or allowed by law or equity, and may be exercised singularly or concurrently.

        (G)    Survival of Representations and Warranties:

                (1) All  representations  and warranties made by either Party to this Agreement shall survive the Closing and any investigation at any time made by or on behalf of the other Party, and shall expire on the second anniversary of the Closing Date.

                (2) Notwithstanding the preceding  sentence,  any representation or warranty made in this Agreement in respect of which indemnification may be sought under this Agreement and the indemnification provided for in this Agreement for breach of such representation or warranty shall survive the time at which it would otherwise terminate pursuant to the preceding sentence or this Agreement, if notice of the breach thereof giving rise to such right to indemnification shall have been given in good faith to the Parties against whom such indemnification may be sought prior to such time.

        (H)    No Third-Party Beneficiaries:

               Neither this Agreement nor any provision hereof, nor any document or instrument executed or delivered pursuant to this Agreement, shall be deemed to create any right in favor of or impose any obligation upon any person or entity other than Lorilei, AmeriNet and AmeriCom.

        (I)    Severability:

               Whenever legally possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be interpreted, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        (J)    Entire Agreement:

                (1) This Agreement and the  agreements,  instruments,  schedules and other writings referred to in this Agreement contain the entire understanding of the Parties with respect to the subject matter of this Agreement.

                (2) There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein.

                (3) This   Agreement   supersedes   all  prior   agreements  and
                    understandings between the Parties with respect to its subject matter.

        (K)    Amendments:

               This Agreement may not be amended, changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the Parties against whom the amendment, change, termination or waiver is sought to be enforced.

        (L)    Exhibits:

               Each exhibit and schedule referenced in this Agreement shall be annexed hereto and shall be considered a part hereof as if set forth in the body hereof in full.

        (M)    Negotiated Transactions:

               The provisions of this Agreement were negotiated by the Parties, this Agreement and the agreements, indentures and other instruments incidental hereto shall be deemed to have been drafted by all of the Parties and this Agreement shall not be interpreted more or less favorably in favor of or against a Party based on its authorship.

        (O)    Dispute Resolution:

                (1) If there is any dispute  hereunder  which cannot be resolved by the Parties (a "Disputed Item"), either Party may seek a resolution by arbitration by applying for an arbitrator to be appointed by the American Arbitration Association in accordance with the rules and regulations of that association, except as specifically modified hereby.

                (2) In the event  arbitration  is  requested,  both Parties must proceed as quickly as possible to arbitration and accept the results of same as final and binding.

                (3) The  losing  Party in the  arbitration  shall pay all of the costs of the arbitration. In the event that the results of the arbitration cannot be said to result in a winning Party and a losing Party, the arbitrator shall decide how the costs and expenses of the arbitration shall be borne by the Parties.

                (4) Any judgment upon the award  rendered by the  arbitrator may be enforced in the Circuit Court sitting in and for Palm Beach County, Florida.

        (P)    Notices:

                (1) All notices, demands or other communications given hereunder will be in  writing  and will be  deemed  to have  been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    (a) To AmeriNet: AmeriNet Group.com, Inc.; Crystal Corporate Center; 2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431; Attention: Larry Van Etten, President; Telephone (561) 998-3435, Fax (561) 998-4635;
                    and,   e-mail   larry@amerinetgroup.com;   with   copies  to


                         AmeriNet Group.com,  Inc.; 1941 Southeast 51st Terrace;
                    Ocala, Florida 34471; Vanessa H. Lindsey, Secretary; Telephone (352) 694-6661, Fax (352) 694-1325; and, e-mail,
                    vanessa@atlantic.net;     and     with     a     copy     to


                         The Yankee Companies,  Inc.;  Crystal Corporate Center;
                    2500 North Military Trail, Suite 225; Boca Raton, Florida 33431; Attention: Leonard Miles Tucker, President; Telephone
                    (561)   998-2025,   Fax  (561)   998-  3425;   and,   e-mail
                    carrington@flinet.com;

                    (b) To Lorilei: Lorilei Communications, Inc.; Post Office Box 770787; Ocala, Florida 34477; 7325 Southwest 32nd Street; Ocala, Florida 34474; Attention: George Franjola, Vice, President; Telephone (352) 861-1350; Fax (352) 861-1339; e-mail thefirm@callthefirm.com with copies to


                         Lorilei  Communications,   Inc.;  1941  Southeast  51st
                    Terrace; Ocala, Florida 34471; Vanessa H. Lindsey, Secretary; Telephone (352) 694- 6661, Fax (352) 694-1325;
                    and,    e-mail,    vanessa@atlantic.net;    and    with    a
                    copy to

                         The Yankee Companies,  Inc.;  Crystal Corporate Center;
                    2500 North Military Trail, Suite 225; Boca Raton, Florida 33431; Attention: Leonard Miles Tucker, President; Telephone
                    (561)   998-2025,   Fax  (561)   998-  3425;   and,   e-mail
                    carrington@flinet.com;

                  (c)

                         To AmeriCom: AmeriNet Communications, Inc.; Post Office
                    Box 770787; Ocala, Florida 34477; 7325 Southwest 32nd Street; Ocala, Florida 34474; Attention: Lawrence R. Van Etten, President; Telephone (352) 861-1350; Fax (352) 861-1339; e-mail thefirm@callthefirm.com with copies to


                         AmeriNet  Communications,  Inc.;  1941  Southeast  51st
                    Terrace; Ocala, Florida 34471; Vanessa H. Lindsey, Secretary; Telephone (352) 694- 6661, Fax (352) 694-1325;
                    and,    e-mail,    vanessa@atlantic.net;    and    with    a
                    copy to

                         The Yankee Companies,  Inc.;  Crystal Corporate Center;
                    2500 North Military Trail, Suite 225; Boca Raton, Florida 33431; Attention: Leonard Miles Tucker, President; Telephone
                    (561)   998-2025,   Fax  (561)   998-  3425;   and,   e-mail
                    carrington@flinet.com; or such other address or to such other person as any Party will designate to the other for such purpose in the manner hereinafter set forth.

                (2) At the request of any Party, notice will also be provided by
                    overnight  delivery,   facsimile   transmission  or  e-mail,
                    provided that a transmission receipt is retained.

                (3) (a) The Parties acknowledge that Yankees serves as a strategic consultant to AmeriNet and has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

                           (b) Because of the  inherent  conflict  of  interests
                               involved, Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

                           (c) The decision by any Party not to use the services
                               of legal counsel in conjunction with this transaction will be solely at their own risk, each Party acknowledging that applicable rules of the Florida Bar prevent AmeriNet's general counsel, who has reviewed, approved and caused modifications on behalf of AmeriNet, from representing anyone other than AmeriNet in this transaction.

        (Q)    Further Assurances:

               From time to time after the Closing, Lorilei will execute and deliver, or cause its affiliates to execute and deliver, to AmeriCom such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by AmeriCom or its counsel in order to vest in AmeriCom all right, title and interest of Lorilei in and to the Assets and otherwise in order to carry out the purpose and intent of this Agreement.

        (R)    Specific Performance:

               Each of AmeriCom and Lorilei acknowledges and agrees that the other would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and AmeriCom and Lorilei shall be entitled to enforce specifically this Agreement and the terms and provision thereof in any action instituted, in any court of the United States or any state thereof having jurisdiction over AmeriCom and Lorilei and the matter, subject to Section 5(S) below, in addition to any other remedy to which they may be entitled, at law or in equity.

        (S)    Jurisdiction:

                (1) Subject to Section  5(O),  AmeriCom  and Lorilei each hereby submits to the jurisdiction of any state or federal court or private dispute resolution tribunal sitting in Palm Beach County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court or tribunal.

                (2) AmeriCom  and Lorilei  each agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court or tribunal.

                (3) Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.


         In Witness Whereof, the Parties hereby have caused this Agreement to be duly executed as of the last day and year set forth below.

Signed, sealed and delivered
         In Our Presence:
                                                   AmeriNet Group.com, Inc.
--------------------------

__________________________                  By:      /s/ Lawrence R. Van Etten
                                                Lawrence R. Van Etten, President
Dated:   October 17, 2000
                                            Attest:  /s/ Vanessa H. Lindsey
                                                   Vanessa H. Lindsey, Secretary
STATE OF FLORIDA  }
COUNTY OF MARION           } SS.:                               (Corporate Seal)

         On this __th day of October, 2000, before me, a notary public in and for the county and state aforesaid, personally appeared Lawrence R. Van Etten and Vanessa H. Lindsey, to me known, and known to me to be the president and secretary of AmeriNet Group.com, Inc., the above-described Delaware corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of AmeriNet Group.com, Inc., for the uses and purposes therein mentioned. In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires: __________________________.

         {Seal}
                                                      --------------------------
                                                      Notary Public

                                                   Lorilei Communications, Inc.
--------------------------

__________________________                 By:    /s/ George Franjola
                                                 George Franjola, Vice President
Dated:   October 17, 2000
                                           Attest:  /s/ Vanessa H. Lindsey
                                                 Vanessa H. Lindsey, Secretary
STATE OF FLORIDA  }
COUNTY OF MARION           } SS.:                              (Corporate Seal)

         On this __th day of October, 2000, before me, a notary public in and for the county and state aforesaid, personally appeared George Franjola and Vanessa H. Lindsey, to me known, and known to me to be the vice president and secretary of Lorilei Communications, Inc., the above-described Florida corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of Lorilei Communications, Inc., for the uses and purposes therein mentioned. In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires: _____________________.

         (Seal)
                                                     --------------------------
                                                     Notary Public

                                                   AmeriNet Communications, Inc.
--------------------------

__________________________                 By:     /s/ Lawrence R. Van Etten
                                               Lawrence R. Van Etten, President
Dated:   October 17, 2000
                                             Attest:  /s/ Vanessa H. Lindsey
                                                  Vanessa H. Lindsey, Secretary
STATE OF FLORIDA  }
COUNTY OF MARION           } SS.:                            (Corporate Seal)

         On this __th day of October, 2000, before me, a notary public in and for the county and state aforesaid, personally appeared Lawrence R. Van Etten and Vanessa H. Lindsey, to me known, and known to me to be the president and secretary of AmeriNet Communications, Inc., the above-described Florida corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of AmeriNet Communications, Inc., for the uses and purposes therein mentioned. In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires:_______________:

         {Seal}
                                                   --------------------------
                                                    Notary Public

                              Exhibits & Schedules

                                      Index

Exhibit
Designation    Description
Bill of Sale      Exhibit 1          Listing & Description of Assets Transferred
Instrument of Assumption of Liabilities
1.1(C)         The Assumed Liabilities
1.1(E)         Parts of Business Not Transferred
1.1(P)(2)      Permitted Encumbrances
1.1(W)         Material Contracts
1.1(Z)         Legal Description of Real Property and Improvements
3.1(A)         List of States in Which Lorilei is Qualified to Conduct Business
               and List of Lorilei Subsidiaries
3.1(H)(1)(a)   Dependent Service Agreements, Material Contracts and Work
               Orders
3.1(H)(1)(b)   Existing Defaults
3.1(H)(2)      Consents to Transfer Required


Schedule
Designation       Description
1.1(Y)            Work Orders
2.1(E)            Allocation of Purchase Price
2.1(B)(2)         Excluded Liabilities
3.1(B)(2)         Exceptions to Non-contravention Warranty
3.1(C)(1)         Litigation
3.1(D)            Governmental Approvals
3.1(G)            Tax Related Security Interests
3.1(H)(1)(d)      Other Agreements Required for Operation of Business
3.1(H)(3)         Exceptions to  Lorilei  Representations  Concerning Absence of
                  Liabilities or Potential Liabilities
3.1(J)(1)         Final Lorilei Payroll and Benefits Data
3.1(J)(2)(a)      List of Lorilei's Employee Benefit Plans
3.1(O)            Lorilei's Intellectual Property

                                  Bill of Sale

     THIS BILL OF SALE ("Bill of Sale") from Lorilei Communications, Inc., a Florida corporation ("Lorilei") to the order of AmeriNet Communications, Inc., a Florida corporation ("AmeriCom").

                                    Preamble:

     WHEREAS, Lorilei and AmeriCom are parties to an asset purchase agreement dated as of the 17th day of October, 2000 (the "Agreement"), pursuant to which Lorilei is selling certain of Lorilei's assets to AmeriCom.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lorilei hereby:

                                   Witnesseth:

        (A) Capitalized terms used herein but not defined herein shall have the meanings assigned such terms in the Agreement.

        (B) Lorilei hereby sells, conveys, transfers, assigns and delivers to AmeriCom, and AmeriCom accepts from Lorilei, all of the right, title and interest that Lorilei possesses and has the right to transfer in and to all of the Assets used or useful in connection with the Business as the same shall exist on the date hereof, including, without limitation, the following designated assets (collectively, the "Assets"):

                (1) all of the right,  title and  interest  of Lorilei in and to all furniture,  fixtures,  vehicles and equipment  listed on
                    Exhibit 1 annexed hereto and made a part hereof;

                (2) the Inventory;

                (3) all intangible  assets  wheresoever  situated and whether or not specifically referred to herein or in the Agreement, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or referred to in any of the books or financial statements of Lorilei;

                (4) all of Lorilei's  rights and  interests in, to and under the
                    Dependent  Service   Agreements,   Material   Contracts  and
                    Purchase Orders;

                (5) the Books and Records;

                (6) all of Lorilei's telephone numbers,  facsimile  transmission numbers, e-mail addresses and web pages;

                (7) all prototypes, design models and samples which specifically relate to the products or services of the Business; and

                (8) all goodwill associated with the Business.

        (C) Lorilei warrants to AmeriCom that on the date hereof, Lorilei is the true and lawful owner of the Assets, holds good, absolute and marketable title in and to all of the Assets, and has full corporate power and authority to sell and convey the same, in each case free and clear of all Encumbrances other than the Permitted Encumbrances.

        (D) From time to time after the date hereof, Lorilei will execute and deliver to AmeriCom such instruments of sale, transfer, conveyance, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by AmeriCom or its counsel in order to vest in AmeriCom all right, title and interest of Lorilei in and to the Assets and otherwise to carry out the purpose and intent of this Bill of Sale.

        (E)     (1) Notwithstanding any other provisions of this Bill of Sale to the contrary, nothing contained in this Bill of Sale shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, and any of the obligations and indemnifications of Lorilei set forth in the Agreement nor shall this Bill of Sale expand or enlarge any remedies under the Agreement including without limitation any limits on indemnification specified therein.

                (2) This Bill of Sale is intended only to effect the transfer of certain property to be transferred pursuant to the Agreement and shall be governed entirely in accordance with the terms and conditions of the Agreement.

     In Witness Whereof, Lorilei has caused this Bill of Sale to be executed and delivered on the date set forth below.

                                                   Lorilei Communications, Inc.
--------------------------

__________________________                 By:  /s/ George Franjola
                                                George Franjola, Vice President
Dated:   October 17, 2000
                                           Attest:  /s/ Vanessa H. Lindsey
                                                  Vanessa H. Lindsey, Secretary
STATE OF FLORIDA  }
COUNTY OF MARION           } SS.:                           (Corporate Seal)


     On this __th day of October, 2000, before me, a notary public in and for the county and state aforesaid, personally appeared George Franjola and Vanessa
H. Lindsey, to me known, and known to me to be the vice president and secretary of Lorilei Communications, Inc., the above-described Florida corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of Lorilei Communications, Inc., for the uses and purposes therein mentioned. In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires:_____________.

         (Seal)
                                                     --------------------------
                                                     Notary Public

                    Instrument of Assumption of Liabilities

     THIS INSTRUMENT OF ASSUMPTION OF LIABILITIES (the "Indenture) is issued by AmeriNet Communications, Inc., a Florida corporation ("AmeriCom") in favor of Lorilei Communications, Inc., a Florida corporation ("Lorilei").

                                   Witnesseth:

First: All capitalized terms used herein but not defined herein shall have the meanings assigned such terms in the Agreement.

Second: In consideration of the sale and assignment by Lorilei to AmeriCom of the Assets pursuant to the terms of that certain asset purchase agreement dated as of the 17 day of October, 2000 which is incorporated herein by this reference (the "Agreement"), AmeriCom hereby agrees to assume, pay, perform and discharge all Assumed Liabilities.

Third:    Notwithstanding   any  other  provisions  of  this  Indenture  to  the
          contrary, nothing contained in this Indenture shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, and any of the obligations and indemnification of Lorilei set forth in the Agreement nor shall this Indenture expand or enlarge any remedies under the Agreement including without limitation any limits on indemnification specified therein. This Indenture is intended only to effect the transfer of certain liabilities to be transferred pursuant to the Agreement and shall be governed entirely in accordance with the terms and conditions of the Agreement.

Fourth: Except as expressly set forth in this Indenture, AmeriCom does not assume any other obligation, liability or indebtedness of Lorilei.

Fifth: Neither this Indenture nor any provision hereof, nor any document or instrument executed or delivered pursuant to this Indenture, shall be deemed to create any right in favor of or impose any obligation upon any person or entity other than Lorilei, AmeriNet and AmeriCom.

Sixth: This Indenture shall be governed by, construed and enforced in accordance with the laws of the State of Florida.


                                      * * *

         In Witness Whereof, AmeriCom has executed this Instrument, as of the day and year set forth below.

                                                  AmeriNet Communications, Inc.
--------------------------

__________________________                 By:      /s/ Lawrence R. Van Etten
                                                Lawrence R. Van Etten, President
Dated:   October 17, 2000
                                            Attest:  /s/ Vanessa H. Lindsey
                                                  Vanessa H. Lindsey, Secretary
STATE OF FLORIDA  }
COUNTY OF MARION           } SS.:                          (Corporate Seal)

         On this __th day of October, 2000, before me, a notary public in and for the county and state aforesaid, personally appeared Lawrence R. Van Etten and Vanessa H. Lindsey, to me known, and known to me to be the president and secretary of AmeriNet Communications, Inc., the above-described Florida corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of AmeriNet Communications, Inc., for the uses and purposes therein mentioned. In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires:_____________________.

         {Seal}
                                                    --------------------------
                                                     Notary Public

                                 Exhibit 1.1(C)
                             The Assumed Liabilities

Creditor                              Total Owed         Monthly Payment              Term                  Description

AmeriNet Group                        $241,000.00            N/A                      On Demand            Loan Working Capital
Arch Paging                           $113.58             $60.00                      Net 20               Pagers
AT&T Wireless                         $603.56             $500-700.00                 DUR                  Cell Phones
BCBS                                  $0.00               $2,700.00                   Net 30               Health Insurance
Business Exec. Network                $50.00              $50.00                      DUR                  Comp. Membership
Brian's Lawn Ser.                     $0.00               $125.00                     Net 30               Landscaping Services
Closet Maid                           $347.24             $347.24                     DUR                  Studio Shelves
Crain Comm.                           $1,567.00           $1,567.00                   DUR                  Imp. Trade Pub. Adv.
Culligan Water                        $55.98              $50.00                      Net 10               Water
Dickstein et al                       $482.00             $482.00                     Net 10               Legal-Media Matters
DJP Security                          $60.26              Qtrly. $60.26               Net 10               Security Monitoring
Earl's Well Drilling                  $90.00              N/A                         Net 10               Well Repair
Fine Print                            $1,887.85           $1,887.87                   Net 30               Printer-Important
Future Quest                          $0.00               $66.29                      Net 10               Internet Provider
Hanover Insurance                     $0.00               $292.30                     Net 20               Workers Comp.
Hanover Insurance                     $477.80             $477.80                     Net 20               Auto Ins.
Hanover Insurance                     $598.13             $598.13                     Net 20               Comm. Package
Hy-Tech Whole                         $1,964.18           $1,964.18                   Net 30               Equipment Purchase
Home Team Ser.                        $0.00               6 mo./yr.                   Net 30               Pest Control
Intermedia                            $2,429.26           $1,324.00                   DUR                  L/LD Phone
Killgore Pearlm                       $208.93             $208.93                     Net 30               Legal
Markertek                             $600.08             $600.08                     Net 30               Equipment Supplies
Neopost                               $565.40             Per Year                    Net 30               Postage Meter
Office Automation                     $150.00             $0.00                       Net 20               Consultants


                                 Exhibit 1.1(E)
                        Parts of Business Not Transferred

All of Lorilei's business, investment and operations, other than the operations of the d/b/a Ocala News Tonight will be transferred. On August 24, 2000, the principals of Lorilei decided to cease all operations in relations to the local news program, Ocala News Tonight.

                                Exhibit 1.1(P)(2)
                             Permitted Encumbrances

     Exhibit  1.1(C),   the  liens   apportioned  to  the  schedule  of  Assumed
Liabilities is annexed hereto and made a part hereof.

     The principal place of business for Lorilei is 7325 SW 32nd Street, Ocala, Florida 34474, Marion County, Florida, Airport Industrial Park. On or about January 20, 2000, the City of Ocala notified Lorilei that the existing water system in Airport Industrial Park would be replaced by hookup to the City of Ocala water system. Since this date, the water line has been installed and tested. Lorilei has provided the necessary information to the City of Ocala to determine the impact fee for such water system. To date, Lorilei is waiting on notification for the City regarding the date of hookup and the amount of the impact fee.

     As of 9/29/00, a title search report has been prepared. A copy of the title search report is attached hereto and incorporated herein. Specifically, The Restrictions/Easements, Other Encumbrances and Standard Exceptions are incorporated hereto.

                                 Exhibit 1.1(W)
                               Material Contracts

     The following table represents material contracts in the form of bank notes, finance agreements with leasing companies and, mortgage, in excess of $5,000.00.


Creditor            Total Owed       Monthly      Term       Description
                                     Payment
AmSouth Bank        $18,585.70       $463.55      9/30/04    Auto Loan
Chrysler Fin.       $10,785.84       $363.08      6/13/03    Auto Loan
Colonial Pacific    $5,648.73        $400.89     10/26/01    Lease-Prod. Equip.
Colonial Pacific    $11,278.52       $768.35       6/4/01    Lease-Prod. Equip.
Credential          $6,363.04        $368.28     12/17/01    Lease Phone System
ORIX                $5,505.36        $177.61      5/28/03    Lease-Comp. Equip.
ORIX                $5,076.11        $574.78       3/9/01    Lease-Voice Mail
Preferred Cap.      $14,033.88       $506.36     10/19/03    Lease-Prod. Equip.
SBLS                $188,840.15      $2,094.00       2022    Mortgage
Total               $266,117.33

     The following table represents material contracts in the form of client contracts in excess of $5,000.00.

Client                      Contract      Date          Description
                                          Amount        Executed
American Heritage Homes    $8,245.00      5/17/00       CD Business Cards
Beasley & Henley           $6,000.00      9/14/00       Marketing Plan Creation
Beazer Homes               $23,946.00     8/28/00       Home Design Brochures
Edward Waters              $19,020.00    11/30/99       Media Buy
GNR Health Sys.            $30,780.00      6/9/00       Catalog Creation
Lennar Development         $8,995.00      7/25/00       Website Development
Total                      $96,986.00

                                 Exhibit 1.1(Z)
               Legal Description of Real Property and Improvements

The legal description of real property is as follows:

                  Lot 6, Block C, Airport Industrial Park, as per plat thereof recorded in Plat Book 1, Page 192, Public Records of Marion County, Florida.

Attached and annexed hereto and made a part hereof, is the Contract for Sale and Purchase and Commitment to Insure Title.

The legal description of the improvements to the real property is as follows:

                  Lot 6, Block C, Airport Industrial Park, as per plat thereof recorded in Plat 1, Pages 92 and 93, of the Public Records of Marion County, Florida.

The address is 7325 SW 32nd Street, Ocala, Florida 34474, Marion County, Florida. Lorilei's facility is 5,000 square feet in total space, with 3,500 square feet devoted to office and production space and 1,500 square feet devoted to studio space. The entire building is air conditioned and heated. Attached and annexed hereto and made a part hereof, is the Mortgage for the building.

                                 Exhibit 3.1(A)
        List of States in Which Lorilei is Qualified to Conduct Business
                        and List of Lorilei Subsidiaries

Lorilei is qualified to conduct business in the State of Florida. Lorilei has no subsidiaries.

                              Exhibit 3.1(H)(1)(a)
                Dependent Service Agreements, Material Contracts
                                 and Work Orders

Lorilei does not have any Dependent Service Agreements or Work Orders other than as reflected in Exhibit 1.1(W) and Schedule 1.1(Y), incorporated by references herein.

                              Exhibit 3.1(H)(1)(a)
                Dependent Service Agreements, Material Contracts
                                 and Work Orders

Lorilei does not have any Dependent Service Agreements or Work Orders other than as reflected in Exhibit 1.1(W) and Schedule 1.1(Y), incorporated by references herein.

                              Exhibit 3.1(H)(1)(b)
                                Existing Defaults


While Lorilei has not received any notice of default on any of their material contracts such as equipment finance leases, Lorilei would like to disclose that some payments on leases have not been made in a timely manner.

FINOVA Loan Administration repossessed the Pre-Press Film equipment on 9/19/00 previously to Lorilei's request. It was Lorilei's intention to have the Pre-Press repossessed because Lorilei was unable to make any revenue from offering this service. Lorilei tried to exchange the equipment for something more useful but to no avail.

The Bank of America automobile loan is for the Volvo. In August, 2000, Lorilei notified Bank of America that Gerald R. Cunningham has resigned, filed bankruptcy and left the State of Florida. Lorilei further informed Bank of American that the Volvo was for Gerald's primary use and since he is no longer employed, that Lorilei had no use for the vehicle and would like the vehicle repossessed. No payment has been made to Bank of America since July 2000. To date, Lorilei has not been contacted as to when the repossession will take place.

                                Exhibit 3.1(H)(2)
                          Consents to Transfer Required

The following table represents the consents to transfer required for all material contracts.


Creditor        Total Owed      Monthly     Term           Description
                                            Payment
AmSouth Bank    $18,585.70     $463.55      9/30/04        Auto Loan
Chrysler Fin.   $10,785.84     $363.08      6/13/03        Auto Loan
Freedom Cap.    $4,438.28      $442.03      8/27/01        Lease -Comp. Equip.

ORIX            $5,505.36      $177.61      5/28/03        Lease-Comp. Equip.
ORIX            $5,076.11      $574.78      3/9/01         Lease-Voice Mail
SBLS            $188,840.15    $2,095.00     2022          Mortgage
The Associates  $1,384.84      $378.97      10/01/00       Lease-Audio
The Manifest    $1,227.69      $274.71      10/20/00       Lease-Comp. Equip.
Total           $235,843.97

Attached and annexed hereto and made a part hereof, are copies of the consent letters to each of the above creditors.

                                 Schedule 1.1(Y)
                                   Work Orders

The following table represents customer Work Orders. These are contracts for purchase of goods and services from Lorilei which relate to the Business.


          Client                          Contract               Date                    Description
                                           Amount                Executed
Advent Product Development                $500.00                6/22/00             Produce :60 Commercial
Advent Product Development                $500.00                7/21/00             Produce :60 Commercial
Advent Product Development                $500.00                9/25/00             Produce :60 Commercial
Advent Product Development                $500.00                10/24/00            Produce :60 Commercial
American Heritage Homes                   $8,245.00              5/17/00             CD Business Cards
AmeriNet Group.com                        $600.00                9/27/00             Website Revision
AmeriNet Group.com                        $1,460.00              10/20/00            Website Update
Beasley & Henley                          $6,000.00              9/14/00             Marketing Plan Creation
Beazer Homes                              $23,946.00             8/28/00             Home Design Brochures
Cuthill & Eddy LLP                        $495.00                7/26/00             PowerPoint Presentation
Edward Waters                             $19,020.00             11/30/99            Media Buy
FL. Camp for Children                     $3,995.00              3/13/00             Promotional Video
Freck's Auto Art                          $1000.00               9/7/00              Direct Mail Insertion
GNR Health Sys.                           $30,780.00             6/9/00              Catalog Creation
Harry Browne for President                $11,000.00             12/8/99             Agency Retainer
Home Builders Assoc.                      $1,632.00              10/12/00            Printing Invitations
Lennar Development                        $8,995.00              7/25/00             Website Development
Millennium Sound & Design                 $3,742.00              11/30/00            Promotional Ordering
Park Square Homes                         $2,250.00              7/28/00             Website Changes
Park Square Homes                         $325.00                10/10/00            Slides of Website
WSA Marketing                             $480.00                11/23/99            Mo. Website Hosting
Total                                     $125,965.00


                  ALLOCATION OF PURCHASE PRICE: Schedule 2.1E

Assets Acquired:
    Current Assets
                 Cash                                               578.60
                      Total Current Assets                          578.60
    Other Assets
                 Costs in Excess of Billings                     11,871.00
                 Prepaid renatl on all assets not acquired,
                 and purchase of all accounts receivable        254,653.51
                                                        ---------------------

                                 Total Other Assets             266,524.51
                                                        ---------------------

Total Assets Acquired                                           267,103.11

Liabilities Assumed
    Current Liabilities
                 Accounts Payable                                26,103.11
                 Loan Payable-AmeriNet                          241,000.00

Total Liabilities Assumed                                       267,103.11



                               Schedule 2.1(B)(2)
                              Excluded Liabilities


Creditor                      Total Debt               Description
Adelphia Cable               $2,120.60             Comm. Leased Access
Advanta Mastercard           $3,744.84             GRC Guaranteed Debt
AmSouth Bank                 $28,109.68            Line of Credit
AmSouth Bank                 $18,585.70            Auto Loan-Mountaineer
Bank of American             $24,488.55            Volvo - Repo
Bell South                   $353.48               Yellow Page Advertisement
Birschbach Media             $2,085.00             Person. Advert. Leigh Placed
Bruce Brashear               $1,831.95             Legal
Chevron                      $1,251.09             GRC Guaranteed Debt
Chrysler Fin.                $10,785.84            Auto Loan-Caravan
Colonial Pacific             $1,142.88             Lease-LCD Projector
Colonial Pacific             $3,291.59             Lease-Comp. Equip.
Colonial Pacific             $5,648.73             Lease-Prod. Equip.
Colonial Pacific             $11,278.52            Lease-Prod. Equip.
Comcast Cable                $2,131.15             Comm. Leased Access
Cable Rep/Cox Comm.          $9,788.30             Comm. Leased Access
Credential                   $6,363.04             Lease Phone System
Cunningham Loan from SH      $38,505.30            Personal $ Loaned Lorilei
Cunningham Exp. Reim.        $6,787.63             Not on Books-Never Was
DECCA                        $2,114.60             Comm. Leased Access
Eller Media                  $13,350.00            Billboard Advertising
Florida Office Associates    $34,051.92            3 yr. Orlando Office Lease
Fox 31                       $7,650.00             Media Camp.(SW GA Con.)
Freedom Cap.                 $4,438.28             Prod. Equipment Lease
HGTV                         $21,420.00            Comm. Leased Access

                               Schedule 2.1(B)(2)
                              Excluded Liabilities

Creditor                      Total Debt           Description
HPS Printing                  $218.32              Pre-Press Supplies
James Moore                   $4,262.00            Accountant
LaTorraca Note                $52,186.50           Leigh's Dad Loan to Lorilei
Mail South, Inc.              $4,596.23            Direct Mail-Client Related
Media Line                    $300.00              Personnel Ad. Ocala News
Office Depot                  $2,374.77            GRC Guaranteed Debt
OK-106                        $216.75              Media Camp.(SW GA Con.)
ORIX                          $5,505.36            Lease Comp. Equip.
ORIX                          $5,076.11            Lease Voice Mail
Photographic Waste            $193.00              Film Developer Waste
Preferred Cap.                $14,033.88           Lease-Prod. Equip.
R.R. Bowker                   $204.10              Subscription Renewal
Sam's Club                    $3,266.89            GRC Guaranteed Debt
SBLS                          $188,840.15          Mortgage
Staples                       $3,912.67            GRC Guaranteed Debt
TCI Media a/k/a AT&T          $6,825.00            Media Camp.(SW GA Con.)
The Associates                $1,384.84            Lease - Audio
The Lamar Co.                 $11,959.50           Billboards (SW GA Con.)
The Manifest                  $1,227.69            Lease - Comp. Equip.
Thomson S. GA. Marketing      $2,977.56            Direct Mail Insertion Co.
Time Warner Comm.             $7,424.53            Comm. Leased Access
Tri-State Outdoor Media       $15,682.50           Billboards (SW GA Con.)
Vincent Printing              $1,305.83            Billboard Printing
WAAC FM                       $1,530.00            Media Camp.(SW GA Con.)
WALB-TV                       $9,945.00            Media Camp.(SW GA Con.)

                               Schedule 2.1(B)(2)
                              Excluded Liabilities
Creditor                      Total Debt           Description
WCTV-6                        $5,064.30            Media Camp.(SW GA Con.)
WISK FM                       $1,075.89            Media Camp.(SW GA Con.)
WJAD FM Radio                 $2,094.50            Media Camp.(SW GA Con.)
WJIZ FM                       $2,703.00            Media Camp.(SW GA Con.)
WKAK FM                       $1,700.00            Media Camp.(SW GA Con.)
WMTM FM                       $1,840.01            Media Camp.(SW GA Con.)
WOBB FM                       $2,570.40            Media Camp.(SW GA Con.)
WQVE FM                       $1,666.00            Media Camp.(SW GA Con.)
WTLH FM                       $1,211.25            Media Camp.(SW GA Con.)
WTUF FM                       $1,380.06            Media Camp.(SW GA Con.)
                              Total $628,073.26

                               Schedule 3.1(B)(2)
                    Exceptions to Non-contravention Warranty

None.



                               Schedule 3.1(C)(1)
                                   Litigation

     To Lorilei's knowledge, there are not actions, suits or proceedings pending, or, threatened or anticipated before any court or governmental or administrative body or agency affecting the Business, except the following information.

     During the month of August 1999, Lorilei placed a spot air time buy on behalf of a client with Home & Garden Television ("HGTV"). The total buy for this flight was $21,420.00. Not long after the buy was placed, trade industry reports made allegations that HGTV inserted national spots in local break slots. This allegation proved to be true for some customers which meant that there was a possibility that our client's spot did not air according to the buy scheduled. In any event, Gerald R. Cunningham, former CEO of Lorilei, wanted proof from HGTV that this was not the case and that our client's spot ran according to schedule. After many months of correspondence between Lorilei and HGTV, this issue was never resolved. Gerald R. Cunningham never was satisfied with the proof that HGTV provided. The account was then forwarded to HGTV's collection agency. The outcome was the same, Gerald R. Cunningham refused to come to a resolution with HGTV based on the insufficient proof provided. The account has been forwarded to the collection agency's legal department. To date, no suit has been filed to Lorilei's knowledge.

     Sheryl Wolf, a former sales  representative,  for Lorilei  resigned on June
28, 2000. She resigned due to irreconcilable differences with Gerald R. Cunningham, CEO and Leigh A. Cunningham, President. Shortly after her departure, she obtained an attorney who wrote a demand letter for past wages that Sheryl felt she was entitled to based on her commission structure. Lorilei hired their attorney to respond to Sheryl's demand. The response from Lorilei's attorney basically stated that there was no basis for her claim. To date, not suit has been filed to Lorilei's knowledge.

     On August 1, 2000, Gerald R. Cunningham and Leigh A. Cunningham resigned from Lorilei. Shortly thereafter, Gerald R. Cunningham obtained an attorney demanding collection of his last paycheck for 8/5/00, for wages 8/16-8/31/00. Lorilei's Legal Affairs Department responded by informing Cunningham's attorney that Gerald R. Cunningham had violated his employment agreement and therefore Lorilei did not feel it was their duty to pay him the last paycheck. To date, not suit has been filed to Lorilei's knowledge.

     On September 19, 2000 a 10 day demand letter was sent to Edward Waters College. Edward Waters College ("EWC") owes Lorilei $27,300.37 for infomercial production, CD Rom authoring, creation of promotional items, graphic and print services. While Lorilei feels that they have gone above and beyond the parameters of the contracts to provide a finished product that meets EWC's approval, EWC will not make payment on their account or communicate with Lorilei.

     September 1, 1999, Leigh Cunningham executed an office lease for a sales office in Orlando with Corporate Investments, Inc. There were trade arrangements made in the amount of

                                Exhibit 3.1(C)(1)
                                   Litigation

     $5,000.00. Basically, The Firm Multimedia would produce an infomercial for Corporate Investments International, Inc. In return, The Firm Multimedia would occupy one of their office suites. Sometime during the year Corporate Investments International, Inc. decided that they wanted a CD-Rom instead of a infomercial. As of October 16, 2000, The Firm Multimedia has completed the CD-Rom and sent it to Corporate Investments International, Inc. for approval. On October 13, 2000, Lorilei received a letter from Corporate Investment International's attorney demanding payment in full for the one year lease term and threaten that suit would be filed if no payment is received. Lorilei's legal affairs department has replied and provided information in reference to the above events. Lorilei feels that this is a misunderstanding and that this issue will be resolved out of court.





                                 Schedule 3.1(D)
                             Governmental Approvals


None




                                 Schedule 3.1(G)
                         Tax Related Security Interests

     There are no security interests on any of the Assets that arose in connection with any failure to pay any Tax, and Lorilei has withheld and paid all Taxes required with respect to the Business..

                              Schedule 3.1(H)(1)(d)
               Other Agreements Required for Operation of Business

     Other than Exhibits 1.1(W), Material Contracts and Exhibit 3.1(H)(1)(a), Dependent Service Agreements, Material Contracts, Purchase Orders, which are incorporated by reference, no other agreements are required for operation of business.



                               Schedule 3.1(H)(3)
                Exceptions to Lorilei Representations Concerning
                 Absence of Liabilities or Potential Liabilities

     To the best of Lorilei's knowledge, there has not been any event that may give rise to liability on the part of Lorilei in respect of any claim for the products produced or sold.




                               Schedule 3.1(J)(1)
                     Final Lorilei Payroll and Benefits Data

     The following table represents the total gross payroll for personnel for the period ended immediately before Closing.


Employee                 Gross Pay    Commissions Included      Employee Expense
                                       in Gross Pay              Reimbursement
                                      Included in Gross Pay
Angie Danner          $720.00              $0.00                  $0.00
Brian Trahan          $1,512.50            $0.00                  $0.00
Daniel Rockwell       $1,258.33            $0.00                  $0.00
Duff DeVaul           $1,250.00            $0.00                  $0.00
Dustin McCollum       $1,050.00            $0.00                  $0.00
George Franjola       $1,666.67            $0.00                  $0.00
Karen Burk            $1,500.00            $0.00                  $0.00
Larry Uelmen          $1,091.67            $0.00                  $0.00
Larry Van Etten       $1,733.33            $0.00                  $0.00
Leslie Kinney         $1,025.00            $0.00                  $0.00
Marnie Vaughn         $2,500.00            $0.00                  $0.00
Mary Lee              $1,300.00            $0.00                  $0.00
Mary Brice            $1,500.00            $0.00                  $0.00
Nadyne McDonald       $708.00              $0.00                  $0.00
Penny Tomberlin       $965.00              $0.00                  $0.00
William Fraker        $1,250.00            $0.00                  $0.00
                      $21,030.50           $0.00                  $0.00

                              Schedule 3.1(J)(2)(a)
                    List of Lorilei's Employee Benefit Plans

     Lorilei offers health insurance to its employees through Blue Cross Blue Shield after 90 days of employment. Lorilei contributes one-half or $94.00 of the employee's monthly premium. Lorilei employees may add their family to the health insurance plan at their own personal expense.

     After 90 days of employment, Lorilei employees are entitled to 40 hours of personal time to be used for doctors appointments and the like. After one year of employment, Lorilei employees are entitled to 40 hours of vacation time and 40 hours of personal time. Every year on the anniversary date of the employee's hire date, they are entitled to 40 hours of vacation and 40 hours of personal time. The following table represents time accrued immediately before closing.


Employee            Vacation Hours      Personal Hours       Total Hours
Mary Brice             0.00                  0.00                0.00
Karen Burk             0.00                 40.00               40.00
Angie Danner           0.00                  0.00                0.00
Duff DeVaul            0.00                 40.00               40.00
W. Jeff Fraker         0.00                 40.00               40.00
Leslie Kinney         40.00                 31.50               71.50
Mary Lee               0.00                  0.00                0.00
Dustin McCollum       40.00                 30.00               70.00
D. Tommy Rockwell      0.00                 24.00               24.00
Penny Tomberlin       16.00                 36.50               52.50
Brian Trahan           0.00                  8.75                8.75
Larry Uelmen           0.00                 40.00               40.00
Marnie Vaughn          0.00                 40.00               40.00




                                 Schedule 3.1(O)
                         Lorilei's Intellectual Property

     The attached Excel spreadsheet which represents Lorilei's Trademarks and Copyrights is annexed hereto and made a part hereof.

     Lorilei has two fictitious names registered with the State of Florida. The Firm Multimedia and Ocala News Tonight. Annexed hereto and made a part hereof are the Fictitious Name Registration Certificates.